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                          Independent Auditors' Consent


To the Shareholders and Board of Directors of Smith Barney Funds, Inc.:

We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney Funds, Inc. (the "Funds"), in the respective Prospectuses and Statement of Additional Information, of our report dated February 13, 2003, on the statements of assets and liabilities as of December 31, 2002, the related statements of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Funds as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial highlights" in the respective Prospectuses and "Independent Auditors" in the Statement of Additional Information.

Portfolios:
-----------
Smith Barney Large Cap Value Fund
Smith Barney U.S. Government Securities Fund
Smith Barney Short-Term High Grade Bond Fund

                                                                        KPMG LLP


New York, New York
April 23, 2003